Exhibit 23(e)(iv) under N-1A
                                                      Exhibit 1 under 601/Reg SK


                                    EXHIBIT C

                          THE BILTMORE MUNICIPAL FUNDS

                        (formerly, The Passageway Funds)

                                 CLASS A SHARES*

                                 CLASS Y SHARES

                      Biltmore Georgia Municipal Bond Fund

                      Biltmore North Carolina Municipal Bond Fund
                      Biltmore South Carolina Municipal Bond Fund

      In consideration of the mutual covenants set forth in the Distribution Agreement dated November 30, 1990 between The Biltmore Municipal Funds and Federated Securities Corp., The Biltmore Municipal Funds executes and delivers this Exhibit on behalf of the Portfolios first set forth in this Exhibit.

      Witness the due execution hereof this 6th day of June, 1996.

                                          THE BILTMORE MUNICIPAL FUNDS

Attest:/S/ PETER J. GERMAIN               By:/S/ JOHN W. MCGONIGLE
Its: SECRETARY                            Its:PRESIDENT

                                          FEDERATED SECURITIES CORP.


Attest:/S/ BYRON F. BOWMAN                By:/S/ E C GONZALES

Its: SECRETARY                            Its:EXECUTIVE VICE PRESIDENT
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